UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) November 18, 2011

Commercial Metals Company

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-4304	75-0725338
(Commission File Number)	(IRS Employer Identification No.)

6565 N. MacArthur Blvd. Irving, Texas	75039
(Address of Principal Executive Offices)	(Zip Code)

(214) 689-4300

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On November 18, 2011, Murray R. McClean, Chairman of the Board of Directors of Commercial Metals Company (the “Company”), notified the Company of his intent to retire from the Board of Directors effective December 31, 2011. No disagreement between Mr. McClean and the Company led to Mr. McClean’s decision to retire. In accordance with Mr. McClean’s Amended and Restated Employment Agreement, dated May 23, 2011, which was previously filed as Exhibit 10.5 to the Company’s Quarterly Report on Form 10-Q filed on July 8, 2011, Mr. McClean is entitled to certain payments upon his retirement. In connection with Mr. McClean’s retirement, Anthony A. Massaro, currently serving as Lead Director of the Company’s Board of Directors, will assume the role of Chairman of the Board effective January 1, 2012.

(d) On November 22, 2011, the Board of Directors of the Company appointed Rick J. Mills as a director of the Company, effective January 1, 2012. Mr. Mills is being appointed to fill the vacancy on the Board of Directors created by Mr. McClean’s retirement on December 31, 2011. Mr. Mills will be a Class III director and will stand for re-election at the Company’s annual meeting of stockholders in 2013. At this time, it is expected that Mr. Mills will be appointed to the Audit Committee.

Mr. Mills served as the Corporate Vice-President and President of the Components Group of Cummins, Inc., from 2005 to 2008. Prior thereto, Mr. Mills served as Vice-President and Group President of Filtration from 2000 to 2005 and as Corporate Controller from 1996 to 2000, both at Cummins, Inc. Mr. Mills spent over 37 years with Cummins, serving in a variety of financial roles before being named Vice President and General Manager of Atlas Inc., a former Cummins business that manufactured engine components, in 1988. He went on to serve as President of Atlas from 1990 to 1993 and then as Vice President of the Pacific Rim and Latin America operations for Cummins Filtration (formerly Fleetguard Inc.) before being named Corporate Controller in 1996. Prior to re-joining Cummins, Mr. Mills worked in the financial department at General Motors Pontiac Motor Division from 1976 to 1977. Prior to that time, Mr. Mills served in a variety of roles at Cummins. Mr. Mills currently serves as director of Flowserve Corporation and has served as director of Gerdau Ameristeel and Rohm and Haas Company.

There are no arrangements or understandings between Mr. Mills and any other persons pursuant to which Mr. Mills was selected as a director of the Company. Mr. Mills has no direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K or Item 5.02(d) of Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMERCIAL METALS COMPANY

Date: November 23, 2011	By:	/s/ Ann J. Bruder
	Name:	Ann J. Bruder
	Title:	Senior Vice President of Law, Government Affairs and Global Compliance, General Counsel and Corporate Secretary